CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170823) of :
(i) our report dated December 15, 2009, relating to the financial statements and financial highlights which appears in the October 31, 2009 Annual Reports to Shareholders Invesco International Growth Fund (formerly known as AIM International Growth Fund), one of the portfolios constituting AIM International Mutual Funds (Invesco International Mutual Funds), which is also incorporated by reference into the Amendment;
(ii) our reports dated October 20, 2010, relating to the financial statements and financial highlights which appear in the August 31, 2010 Annual Reports to Shareholders of

•	Invesco Van Kampen International Advantage Fund (formerly known as Van Kampen International Advantage Fund), and

•	Invesco Van Kampen International Growth Fund (formerly known as Van Kampen International Growth Fund), two of the portfolios constituting AIM Investment Funds (Invesco Investment Funds), which are also incorporated by reference into the Amendment;

We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into the Amendment.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
December 28, 2010